Exhibit 10.01

SECOND AMENDMENT TO FINANCING AGREEMENT

THIS SECOND AMENDMENT TO FINANCING AGREEMENT (this “Amendment”), is entered into as of November 1, 2016, by and among Angie’s List, Inc., a Delaware corporation (“Company”) and other entities that become borrowers from time to time party hereto (collectively with the Company, the “Borrowers” and, individually, a “Borrower”), AL BV Investment, Inc., a Delaware corporation (“AL BV”), AL Campus Kids, LLC, an Indiana limited liability company (“AL Campus”), AL Real Estate Holdings, LLC, an Indiana limited liability company (“AL RE”, and together with AL BV, AL Campus and each other Guarantor from time to time party hereto, the “Guarantors”, and collectively with the Borrower, the “Loan Parties”), TCW Asset Management Company, a California corporation (“TCW”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and TCW, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”), and the Required Lenders (as defined in the Financing Agreement) identified below.

WITNESSETH:

WHEREAS, Borrower, Guarantors, Lenders and Agents are parties to that certain Financing Agreement dated as of September 26, 2014 (as amended by that certain First Amendment to Financing Agreement dated as of June 10, 2016, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”);

WHEREAS, Borrower have notified the Lenders and the Agents of its desire to amend certain terms and provisions of the Financing Agreement as set forth herein;

WHEREAS, the Agents and Lenders have agreed to such amendments subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Financing Agreement.

2.Amendments to Financing Agreement. Upon satisfaction of the conditions to effectiveness set forth in Section 3 below, the Financing Agreement is hereby amended as follows:

(a)Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions in the correct alphabetical order as follows:

“Consolidated Active Contract Value” means, for any period, the amount determined for such Person and its Subsidiaries on a consolidated basis equal to the aggregate realized and unrealized contract value from participating providers for such Person and its Subsidiaries for such period; provided that such amount is calculated and reported to the Administrative Agent in manner materially consistent with past practices and/or otherwise in form satisfactory to the Administrative Agent.

“Delayed Draw Liquidity Increase Amount” means an amount equal to (A) from the Second Amendment Effective Date through the date that is the six (6) month anniversary of the Second Amendment Effective Date, one hundred percent (100%) of the aggregate principal amount of any Delayed Draw Term Loans made since the Closing Date and (B) at any time after the six (6) month anniversary of the Second Amendment Effective Date, the aggregate principal amount of any Delayed Draw Term Loans made since the Closing Date multiplied by the Delayed Draw Liquidity Increase Percentage applicable at such time.

“Delayed Draw Liquidity Increase Amount Period” has the meaning set forth for such term in the definition of Delayed Draw Liquidity Increase Percentage.

“Delayed Draw Liquidity Increase Percentage” means the following:

Tier 1	Tier 2	Tier 3
100%	50%	0%

The Delayed Draw Liquidity Increase Percentage shall be based upon the most recent Consolidated EBITDA calculation delivered to each Agent and each Lender pursuant to Section 7.01(a)(iv)(B) concurrently with the delivery of the quarterly financial statements delivered pursuant to Section 7.01(a)(ii), and the Delayed Draw Liquidity Increase Percentage shall be re-determined quarterly and such re-determined Delayed Draw Liquidity Increase Percentage shall be effective on the one (1) Business Day following the date of delivery to each Agent and each Lender of the Company’s and its Subsidiaries’ most recent quarterly financial statements and related Authorized Officer certificate pursuant to Sections 7.01(a)(ii) and (iv); provided that, after the date that is the six (6) month anniversary of the Second Amendment Effective Date and at any subsequent time thereafter the Company delivers such quarterly financial statements and certificates showing the calculation of Consolidated EBITDA of the Company and its Subsidiaries is less than $25,000,000, the Delayed Draw Liquidity Increase Percentage, shall be set to the percentage corresponding to “Tier 1” in the table above pursuant to the terms set forth above; provided, however, that, on and after the delivery of such financial statements and Authorized Officer’s certificate attaching a schedule showing the calculation of Consolidated EBITDA of the Company and its Subsidiaries is equal to or greater than $25,000,000 but less than $30,000,000, then the Delayed Draw Liquidity Increase Percentage shall be set to the percentage corresponding to “Tier 2” in the table above pursuant to the terms set forth above; provided further, however, that, on and after the delivery of such financial statements and Authorized Officer’s certificate attaching a schedule showing the calculation of Consolidated EBITDA of the Company and its Subsidiaries is equal to or greater than $30,000,000, then the Delayed Draw Liquidity Increase Percentage shall be set to percentage corresponding to “Tier 3” in the table above pursuant to the terms set forth above.

Notwithstanding the forgoing, if the Company fails to provide such financial statements and Authorized Officer’s certificate when such financial statements and Authorized Officer’s certificate are due pursuant to Sections 7.01(a)(ii) and (iv), as the case may be, the Delayed Draw Liquidity Increase Percentage shall be set to the percentage corresponding to “Tier 1” in the table above as of the next Business Day following the date such financial statements and Authorized Officer’s certificate were required to be delivered until one (1) Business Day following the date on which such financial statements and Authorized Officer’s certificate are actually delivered the Administrative Agent (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such financial statements and certificate, the Delayed Draw Liquidity Increase Percentage shall be set to the percentage based upon the calculations disclosed by such financial statements and certificates and as set forth in the paragraph above).

In the event the information regarding Consolidated EBITDA contained in any quarterly Authorized Officer’s certificate is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Delayed Draw Liquidity Increase Percentage or a lower Delayed Draw Liquidity Increase Percentage for any period (a “Delayed Draw Liquidity Increase Amount Period”) than the Delayed Draw Liquidity Increase Percentage actually in effect during such Delayed Draw Liquidity Increase Amount Period, then (i) Company shall immediately upon becoming aware thereof deliver to each Agent and each Lender a correct quarterly Authorized Officer’s certificate for such Delayed Draw Liquidity Increase Amount Period, (ii) the Delayed Draw Liquidity Increase Percentage shall be re-determined as if the correct Delayed Draw Liquidity Increase Percentage (based upon the table above) had been applied applicable for such Delayed Draw Liquidity Increase Amount Period; provided that, any Default or Event of Default that may or could have been caused by such failure to deliver an accurate Authorized Officer’s certificate shall not be deemed waived pursuant to the forgoing unless otherwise separately waived in writing or cured pursuant to the terms hereof. For the avoidance of doubt, any increase in Delayed Draw Liquidity Increase Percentage shall not be deemed to be a waiver of any financial covenant violation or other default hereunder.

“Second Amendment” means that certain Second Amendment to Financing Agreement, dated as of the Second Amendment Effective Date, among the Borrower, the Guarantors, the Lenders party thereto and the Agent.

“Second Amendment Effective Date” means November 1, 2016.

“Second Amendment Fee Letter” has the meaning set forth in the definition of Fee Letter.

(b) The definition of “Applicable Margin” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety as follows:

“Applicable Margin” means the following:

Applicable Interest Rate	Tier 1 Applicable Margin	Tier 2 Applicable Margin	Tier 3 Applicable Margin	Tier 4 Applicable Margin
LIBOR Rate	9.50%	8.50%	7.50%	6.50%
Reference Rate	8.50%	7.50%	6.50%	5.50%

The Applicable Margin shall be based upon the most recent Consolidated EBITDA calculation delivered to each Agent and each Lender pursuant to Section 7.01(a)(iv)(B) concurrently with the delivery of the quarterly financial statements delivered pursuant to Section 7.01(a)(ii), and the Applicable Margin shall be re-determined quarterly and such re-determined Applicable Margin shall be effective on the one (1) Business Day following the date of delivery to each Agent and each Lender of the Company’s and its Subsidiaries’ most recent quarterly financial statements and related Authorized Officer certificate pursuant to Sections 7.01(a)(ii) and (iv); provided that, on and after the Second Amendment Effective Date and at any subsequent time thereafter the Company delivers such quarterly financial statements and certificates showing the calculation of Consolidated EBITDA of the Company and its Subsidiaries is less than $20,000,000 or Qualified Cash of the Company and the other Loan Parties is less than $20,000,000, the Applicable Margin, in each case of a Reference Rate Loan and LIBOR Rate Loan, shall be set at the spread corresponding to “Tier 1” in the table above pursuant to the terms set forth above; provided, however, that, on and after the delivery of such financial statements and Authorized Officer’s certificate attaching a schedule showing the calculation of (x) Consolidated EBITDA of the Company and its Subsidiaries is equal to or greater than $20,000,000 but less $25,000,000 and (y) Qualified Cash of the Company and the other Loan Parties is equal to or greater than $20,000,000, then the Applicable Margin shall be set at the spread corresponding to “Tier 2” in the table above pursuant to the terms set forth above; provided further that, on and after the delivery of such financial statements and Authorized Officer’s certificate attaching a schedule showing the calculation of (x) Consolidated EBITDA of the Company and its Subsidiaries is equal to or greater than $25,000,000 but less $30,000,000 and (y) Qualified Cash of the Company and the other Loan Parties is greater than $20,000,000, then the Applicable Margin shall be set at the spread corresponding to “Tier 3” in the table above pursuant to the terms set forth above; provided further that, on and after the delivery of such financial statements and Authorized Officer’s certificate attaching a schedule showing the calculation of (x) Consolidated EBITDA of the Company and its Subsidiaries is equal to or greater than $30,000,000 and (y) Qualified Cash of the Company and the other Loan Parties is greater than $20,000,000, then the Applicable Margin shall be set at the spread corresponding to “Tier 4” in the table above pursuant to the terms set forth above.

Notwithstanding the forgoing, if the Company fails to provide such financial statements and Authorized Officer’s certificate when such financial statements and Authorized Officer’s certificate are due pursuant to Sections 7.01(a)(ii) and (iv), as the case may be, the Applicable Margin shall be set at the spread corresponding to “Tier 1” in the table above as of the next Business Day following the date such financial statements and Authorized Officer’s certificate were required to be delivered until one (1) Business Day following the date on which such financial statements and Authorized Officer’s certificate are actually delivered the Administrative Agent (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such financial statements and certificate, the Applicable Margin shall be set at the spread based upon the calculations disclosed by such financial statements and certificates and as set forth above).

In the event the information regarding Consolidated EBITDA contained in any quarterly Authorized Officer’s certificate is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin or a lower Applicable Margin for any period (an “Applicable Margin Period”) than the Applicable Margin actually applied for such Applicable Margin Period, then (i) Borrower shall immediately upon becoming aware thereof deliver to each Agent and each Lender a correct quarterly Authorized Officer’s certificate for such Applicable Margin Period, (ii) the Applicable Margin shall be re-determined as if the correct Applicable Margin (based upon the table above) had been applied applicable for such Applicable Margin Period, (iii) the Borrower shall promptly (but, in any event, within two (2) Business Days) deliver to each Agent and each Lender the full payment, if any, in respect of the accrued additional interest on the Loan as a result of such increased Applicable Margin for such Applicable Margin Period, and (iv) the Borrower shall immediately promptly (but, in any event, within ten (10) Business Days) be credited for the amount, if any, in respect of additional interest, if any, paid by Borrower as a result of such increased Applicable Margin for such Applicable Margin Period (and any Default or Event of Default consisting of failure to make payment of such additional interest shall be deemed cured thereby); provided that, any Default or Event of Default that may or could have been caused by such failure to deliver an accurate Authorized Officer’s certificate shall not be deemed waived pursuant to the forgoing unless otherwise separately waived in writing or cured pursuant to the terms hereof. For the avoidance of doubt, any increase in Applicable Margin shall not be deemed to be a waiver of any financial covenant violation or other default hereunder.

(c)The definition of “Applicable Prepayment Premium” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety as follows:

“Applicable Prepayment Premium” means, on any date of determination, with respect to any prepayment made pursuant to (x) Section 2.05(b), (y) Sections 2.05(c)(ii), (c)(iii) and (c)(vi), and (z) the proceeds of any Extraordinary Event in connection with Section 2.05(c)(iv) or Net Cash Proceeds of any Casualty Event in connection with 2.05(c)(v) to the extent such proceeds are in excess of twenty percent (20%) of the aggregate outstanding principal amount of the Loans at such time of prepayment, in each case of the foregoing clauses (x), (y) and (z) including, without limitation, any prepayment made after either (x) an Event of Default has occurred and is continuing, or (y) the acceleration of the Term Loans for any reason, in each case, including, without limitation, as the result of the commencement of any Insolvency Proceeding, an amount equal to (a) during the period of time from and after the Effective Date up to and including the date that is the first anniversary of the Second Amendment Effective Date, an amount equal to one percent (1.0%) multiplied by the principal amount of any optional prepayment of the Loans on such date or mandatory prepayment, as applicable, and (b) after the first anniversary of the Second Amendment Effective Date, zero.

(d)The definition of “Consolidated EBITDA” in Section 1.01 of the Financing Agreement is hereby amended by adding the following clauses immediately before the “, minus” where it appears therein as follows:

plus (x) restructuring costs incurred, to the extent actually paid in cash during such period, in an amount not to exceed $1,500,000 in the aggregate at any time after the Second Amendment Effective Date through and including December 31, 2017, plus (xi) legal costs and fees incurred with respect to the Second Amendment or strategic planning initiatives, to the extent actually paid in cash during such period, in an amount not to exceed $600,000 in the aggregate at any time after the Second Amendment Effective Date through and including December 31, 2017, plus (xii) the Amendment Fee, to the extent actually paid in cash during such period, in an amount not to exceed $637,500 in the aggregate at any time through and including the second anniversary of the Second Amendment Effective Date, plus (xiii) reasonable and customary expenses and fees incurred in connection with closing a strategic initiative to the extent such expenses and fees are incurred and paid prior to December 31, 2017 and agreed to by Agent

(e)The definition of “Fee Letter” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety as follows:

“Fee Letter” means, collectively, (1) that certain Fee Letter, dated as of the Effective Date, and (2) that certain Second Amendment Fee Letter, dated as of the Second Amendment Effective Date, in each case by and among the Borrowers and the Agents, in form and substance reasonably satisfactory to the Agents.

(f)Section 7.03 of the Financing Agreement is hereby amended by adding a new clause (e) immediately following clause (d) thereof as follows:

Active Contract Value. Permit the Consolidated Active Contract Value of the Company and its Subsidiaries for any fiscal period set forth below to be less than the amount set forth opposite such period.

Testing Period	Consolidated Active Contract Value
December 31, 2016	$238,050,000
March 31, 2017	$240,570,000
June 30, 2017	$242,910,000
September 30, 2017	$245,250,000
December 31, 2017	$247,500,000
March 31, 2018	$249,120,000
June 30, 2018	$254,160,000
September 30, 2018	$257,310,000
December 31, 2018	$260,280,000
March 31, 2019	$264,200,000
June 30, 2019	$268,110,000
September 30, 2019	$272,030,000
December 31, 2019	$275,940,000
March 31, 2020	$280,460,000
June 30, 2020	$284,990,000
September 30, 2020	$289,510,000
December 31, 2020 and each fiscal quarter ending each March 31, June 30, September 30 and December 31 thereafter	$294,030,000

(g)The table set forth in Section 7.03(a) of the Financing Agreement is hereby amended and restated in its entirety as follows:

Fiscal Period End	Consolidated EBITDA
1 fiscal quarter ending December 31, 2014	$13,600,000
2 consecutive fiscal quarters ending March 31, 2015	$15,000,000
3 consecutive fiscal quarters ending June 30, 2015	$6,600,000
4 consecutive fiscal quarters ending September 30, 2015	$7,900,000
4 consecutive fiscal quarters ending December 31, 2015	$12,300,000
4 consecutive fiscal quarters ending March 31, 2016	$17,700,000
4 consecutive fiscal quarters ending June 30, 2016	$21,900,000
4 consecutive fiscal quarters ending September 30, 2016	$22,500,000
4 consecutive fiscal quarters ending December 31, 2016	$13,600,000
4 consecutive fiscal quarters ending March 31, 2017	$14,000,000
4 consecutive fiscal quarters ending June 30, 2017	$10,000,000
4 consecutive fiscal quarters ending September 30, 2017	$18,800,000
4 consecutive fiscal quarters ending December 31, 2017	$19,360,000
4 consecutive fiscal quarters ending March 31, 2018	$21,040,000
4 consecutive fiscal quarters ending June 30, 2018	$21,280,000
4 consecutive fiscal quarters ending September 30, 2018	$21,600,000
4 consecutive fiscal quarters ending December 31, 2018	$21,760,000
4 consecutive fiscal quarters ending March 31, 2019	$22,560,000
4 consecutive fiscal quarters ending June 30, 2019	$23,360,000
4 consecutive fiscal quarters ending September 30, 2019	$24,160,000
4 consecutive fiscal quarters ending December 31, 2019	$24,960,000
4 consecutive fiscal quarters ending March 31, 2020	$26,080,000
4 consecutive fiscal quarters ending June 30, 2020	$27,200,000
4 consecutive fiscal quarters ending September 30, 2020	$28,320,000
4 consecutive fiscal quarters ending December 31, 2020 and each period of 4 consecutive fiscal quarters ending each March 31, June 30, September 30 and December 31 thereafter	$29,440,000

(h)Section 7.03(b) of the Financing Agreement is hereby amended and restated in its entirety as follows:

Permit Qualified Cash of the Company and its Subsidiaries to be less than an aggregate amount at any time equal to (i) $15,000,000 plus (ii) the Delayed Draw Liquidity Increase Amount.

3.Conditions. The effectiveness of this Amendment is subject to the following conditions:

(a)the execution and delivery of this Amendment by the Borrower, Guarantors, Agents, and the Required Lenders;

(b)after giving effect to this Amendment the representations and warranties set forth herein shall be true and correct and no Default or Event of Default shall exist and be continuing; and

(c)the Borrower shall have paid all fees, costs and expenses of the Agents and Lenders in connection with this Amendment, including, without limitation, reasonable fees, costs and expenses of Agents’ and Lenders’ counsel.

4.Representations and Warranties. The Loan Parties hereby represent and warrant to each Lender as follows:

(a)each Loan Party is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing or in existence, as applicable, under the laws of the jurisdiction of its formation;

(b)each Loan Party has the power and authority to execute, deliver and perform its obligations under this Amendment

(c)the execution, delivery and performance by the Loan Parties of this Amendment, has been duly authorized by all necessary action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority);

(d)this Amendment constitutes the legal, valid and binding obligation of the Loan Parties, enforceable against each Loan Party in accordance with its terms;

(e)immediately before and after giving effect to this Amendment, no Default or Event of Default exists or shall exist immediately following the consummation of the changes contemplated hereby;

(f)all representations and warranties contained in the Financing Agreement are true and correct as of the date hereof, except to the extent made as of a specific date, in which case each such representation and warranty are true and correct as of such date; and

(g)by its signature below, each Loan Party agrees that it shall constitute an Event of Default if any representation or warranty made herein is untrue or incorrect in as of the date when made or deemed made.

5.Agreement in Full Force and Effect As Amended. Except as specifically amended hereby, the Financing Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Financing Agreement or any other Loan Document or any right, power or remedy of the Lenders, nor constitute a waiver of any provision of the Financing Agreement, any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Lenders whether under the Financing Agreement, the other Loan Documents, at law or otherwise and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. All references to the Financing Agreement shall be deemed to mean the Financing Agreement as modified hereby. This Amendment shall not constitute a novation or satisfaction and accord of the Financing Agreement or the other Loan Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Financing Agreement and the Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Financing Agreement to “this Amendment,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Financing Agreement as amended by this Amendment, and each reference herein or in any other Loan Document to the “Financing Agreement” shall mean and be a reference to the Financing Agreement as amended and modified by this Amendment.

6.Counterparts. This Amendment may be executed by one or more of the parties to this Amendment and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

7.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Loan Party and its successors and assigns and Lenders and their successors and assigns.

8.Further Assurance. Each Loan Party hereby agrees from time to time, as and when requested by any Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as such Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Financing Agreement, and the Loan Documents.

9.GOVERNING LAW. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT INCLUDING AND GIVING EFFECT TO SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

10.Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

11.Reaffirmation. Each Loan Party as debtor, grantor, pledgor, or in other any other similar capacity hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party. Each Loan Party hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

12.Acknowledgment of Rights; Release of Claims. Each Loan Party hereby acknowledges that: (a) it has no defenses, claims or set-offs to the enforcement by any Lender or Agent of Loan Parties’ liabilities, obligations and agreements on the date hereof; (b) to its knowledge, each Lender and Agent have fully performed all undertakings and obligations owed to it as of the date hereof; and (c) except to the limited extent expressly set forth in this Amendment, each Lender and Agent do not waive, diminish or limit any term or condition contained in the Financing Agreement or any of the other Loan Documents. Each Loan Party hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Agents, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Agents (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Without limiting the generality of the foregoing, each Loan Party waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest: (a) the right of each Agent and each Lender to exercise its rights and remedies described in this Amendment; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Financing Agreement or the other Loan Documents on or prior to the date hereof.

13.Proxy and Attorney-In-Fact. Borrowers and the other Loan Parties ratify and reaffirm the validity and enforceability of the appointment of each of the Agents as proxy and attorney-in-fact under each applicable Loan Document and reappoints the applicable Agent as proxy and attorney-in-fact, which appointment is irrevocable and coupled with an interest, for the purpose of carrying out the provisions of the Security Agreement and the other Loan Documents, as applicable.

14.Miscellaneous. This Amendment is a Loan Document.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

BORROWER:

ANGIE'S LIST, INC.,
a Delaware corporation

By:	/s/ THOMAS R. FOX
Name:	Thomas R. Fox
Title:	Chief Financial Officer

GUARANTORS:

AL BV INVESTMENT, INC.,
a Delaware corporation

By:	/s/ THOMAS R. FOX
Name:	Thomas R. Fox
Title:	Chief Financial Officer

AL CAMPUS KIDS, LLC,
an Indiana limited liability company

By:	/s/ CHUCK HUNDT
Name:	Chuck Hundt
Title:	President

AL REAL ESTATE HOLDINGS, LLC,
an Indiana limited liability company

By:	/s/ J. MARK HOWELL
Name:	J. Mark Howell
Title:	Manager

[Signature Page to Second Amendment to Financing Agreement]

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

TCW ASSET MANAGEMENT COMPANY

By:	/s/ SUZANNE GROSSO
Name:	Suzanne Grosso
Title:	Managing Director

[Signature Page to Second Amendment to Financing Agreement]

REQUIRED LENDERS:

TCW DIRECT LENDING STRATEGIC VENTURES LLC

By:	/s/ SUZANNE GROSSO
Name:	Suzanne Grosso
Title:	Managing Director

[Signature Page to Second Amendment to Financing Agreement]

KAYNE SENIOR CREDIT FUND II, L.P.

By: Kayne Senior Credit II Manager, L.P., its Investment Manager

By:	/s/ DOUG GOODWILLIE
Name:	Doug Goodwillie
Title:	Managing Director

KAYNE SENIOR CREDIT FUNDING II LLC

By:	/s/ DOUG GOODWILLIE
Name:	Doug Goodwillie
Title:	Vice President

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By: Kayne Senior Credit II Manager, L.P., its Investment Manager

By:	/s/ DOUG GOODWILLIE
Name:	Doug Goodwillie
Title:	Managing Director

BLUE CROSS OF CALIFORNIA

By: Kayne Senior Credit II Manager, L.P., its Investment Manager

By:	/s/ DOUG GOODWILLIE
Name:	Doug Goodwillie
Title:	Managing Director

THE KOCH COMPANIES PENSION INVESTMENT COMMITTEE, AS NAMED FIDUCIARY FOR THE KOCH COMPANIES DEFINED BENEFIT MASTER TRUST

By: Kayne Anderson Capital Advisors, L.P., its Investment Manager

By:	/s/ MICHAEL O'NEIL
Name:	Michael O'Neil
Title:	Chief Compliance Officer

[Signature Page to Second Amendment to Financing Agreement]